Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Albany Molecular Research, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (Registration No. 333-178718), and on Form S-8 (Registration Nos. 333-80477, 333-91423, 333-152169, 333-174973, and 333-189219) of Albany Molecular Research, Inc. of our report dated March 17, 2014, with respect to the consolidated balance sheets of Albany Molecular Research, Inc. and subsidiaries as of December 31, 2013 and 2012, the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2013, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2013, which report appears in the December 31, 2013 annual report on Form 10-K of Albany Molecular Research, Inc. and subsidiaries.

/s/ KPMG LLP
Albany, New York
March 17, 2014